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                            IJNT INTERNATIONAL, INC.

                           CERTIFICATE OF DESIGNATION

                                       FOR

                              SERIES A CONVERTIBLE
                                 PREFERRED STOCK

                        ---------------------------------

                             Pursuant to Section 151
             of the General Corporation Law of the State of Delaware
                        ---------------------------------

                  IJNT International, Inc. (the "CORPORATION"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that pursuant to the provisions of
Section 151 of the DGCL, the Board of Directors of the Corporation, at a meeting duly convened on December 1, 1998 at which a quorum was present at all times, adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

                  WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Corporation's Certificate of Incorporation, to fix by resolution or resolutions the designation of each class or series of preferred stock (the "PREFERRED STOCK") and the voting powers, and any designations, preferences, and relative, participating, optional or other special rights of any such class or series of Preferred Stock, as well as such other provisions with regard to redemption (at the option of the holders thereof and/or at the option of the Corporation), dividends, dissolution or the distribution of assets, conversion or exchange, and any qualifications or restrictions thereof or such other subjects or matters as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors; and

                  WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to such authority, to authorize and fix the terms of the series of Preferred Stock designated as Series A Convertible Preferred Stock.

                  NOW THEREFORE, be it resolved, that the terms and provisions of such series and all other right or preferences granted to or imposed upon such series or the holders thereof are as herein set forth:

                  1. DESIGNATION, AMOUNT AND PAR VALUE. Of the authorized but unissued shares of Preferred Stock, 2,000 shares are designated Series A Convertible Preferred Stock (the "SERIES A PREFERRED STOCK"). The Series A Preferred Stock will have a par value equal to $0.01 per share.


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                  2. RANK. The Series A Preferred Stock shall, with respect to dividend rights or rights upon liquidation, dissolution and winding-up of the Corporation, rank PARI PASSU with all other series of Preferred Stock or other class of security expressly ranking PARI PASSU ("PARI PASSU CLASSES") with the Series A Preferred Stock and prior to all series or classes of common stock of the Corporation $0.01 par value per share (the "COMMON STOCK"). Nothing contained herein shall be construed to prohibit the Corporation from authorizing or issuing, in accordance with its Certificate of Incorporation and By-Laws, as the same may be amended and in effect from time to time, any classes or series of equity securities of the Corporation ranking senior to or PARI PASSU with the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution and winding-up of the Corporation or both.

                  3. DIVIDENDS. The holders of the shares of the Series A Preferred Stock shall be entitled to receive a dividend, payable, in cash or unrestricted shares of Series A Preferred Stock, at the option of the Corporation, on each share of Series A Preferred Stock held by such holders (the "SERIES A DIVIDEND") in an amount equal to eight percent (8%) per annum (computed on the basis of a 360 day year of twelve 30 day months) of the Series A Liquidation Preference (as defined below) on the Conversion Date (as defined below), or upon the Expiration Date (as defined below). In the event dividends become due and the Corporation is unable to issue unrestricted shares of Common Stock the Corporation shall pay such dividends in cash as set forth above.

                  4. LIQUIDATION PREFERENCE.

                  a) Subject to the rights of holders of any class of capital stock or series thereof expressly ranking senior to the Series A Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holder of each share of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to One Thousand ($1,000) Dollars for each share of Series A Preferred Stock (the "STATED VALUE") then held by such holder plus the Series A Dividend owed through such date (such amount being herein called the "LIQUIDATION PREFERENCE") before any payment shall be made or any assets distributed to the holders of Common Stock or any other series of capital stock junior to the Series A Preferred Stock. If the assets of the Corporation are not sufficient to pay in full the payments payable to the holders of outstanding shares of Series A Preferred Stock and any Pari Passu Classes upon the liquidation, dissolution or winding up of the affairs of the Corporation, then the holders of all such shares shall share ratably with all other holders of shares of Series A Preferred Stock and Pari Passu Classes in such distribution of assets in proportion to the Liquidation Preference of the respective shares.

                  b) For the purposes of this Section 4, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations or other entities shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

                  5. CONVERSION.

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                  a) RIGHTS OF HOLDER TO CONVERT. The holders of shares of
     Series A Preferred Stock shall have the right to convert all or a portion of the Series A Preferred Stock into shares of Common Stock so that each share of Series A Preferred Stock is convertible into such numbers of shares of Common Stock determined by dividing the Stated Value of each share of Series A Preferred Stock by the Conversion Price defined herein (the "CONVERSION RATIO"). For the purposes hereof, the "CONVERSION PRICE" shall be equal to 80% of the average of the Closing Bid Price (as defined below) per share of the Common Stock over the five consecutive trading days ending on the trading day immediately preceding the date the applicable holder of Series A Preferred Stock elects to have shares of Series A Preferred Stock converted (the "CONVERSION DATE"). The "CLOSING BID PRICE" means, for any security as of any date, the last closing bid price on the OTC Bulletin Board (the "OTC") as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the OTC is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security on the pink sheets for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

                  b) ADJUSTMENTS TO CONVERSION RATIO. The Conversion Ratio shall be adjusted, from time to time by the Board of Directors of the Corporation, to reflect the effect of any stock dividend, stock split, reverse stock split, merger, consolidation, recapitalization (other than the issuance of Common Stock in exchange for indebtedness or other obligation of similar value), reorganization or other similar transaction affecting the Corporation so that immediately following such event the holders of the Series A Preferred Stock shall be entitled to receive upon conversion thereof the kind and amount of shares of securities of the Corporation and other property which they would have owned or been entitled to receive upon or by reason of such event if such shares of Series A Preferred Stock had been converted immediately before the record date (or, if no record date, the effective date) for such event. An adjustment made pursuant to this paragraph b) of this Section 5 shall become effective immediately after the opening of business on the next day immediately following the record date in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination, reclassification, merger, recapitalization, reorganization or other similar transaction. In case of (i) any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change in (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination), outstanding shares of Common Stock (or such other class or series of common stock into which shares of Series A Preferred Stock are then convertible), or (ii) any sale or conveyance of all or substantially all of the property and assets of the Corporation, then provision shall be made as part of the terms of such transaction whereby the holder of each share of Series A Preferred Stock which is not converted into the right to receive stock or other securities and property in connection with such transaction shall have the

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     right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph (b) of this Section 5. The Corporation shall not enter into any of the transactions referred to in clauses (i) or (ii) of the first sentence of this paragraph unless, prior to the consummation thereof, effective provision shall be made in a certificate or articles of incorporation or other constituent document or written instrument of the Corporation or the Surviving Entity, as the case may be, so as to provide for the assumption by the Corporation or such Surviving Entity, as the case may be, of the obligation to deliver to each holder of shares of Series A Preferred Stock such stock or other securities and property and otherwise give effect to the provisions set forth in this paragraph. For the purposes hereof, "SURVIVING ENTITY" means any entity (other than the Corporation) surviving any consolidation or merger referred to in this paragraph, or the entity acquiring the Corporation's assets. The provisions of this paragraph shall apply similarly to successive consolidations, mergers, sales or conveyances.

                  The Corporation shall give each holder of Series A Preferred Stock prior written notice delivered to the applicable address set forth on the record books of the Corporation of each adjustment made pursuant to this paragraph b) of Section 5.

                  c) PROCEDURES FOR CONVERSION. Any holder of Series A Preferred Stock electing to convert such shares or any portion thereof shall deliver to the Corporation at its principal office by telecopying an executed and completed Notice of Conversion and, by express courier, the certificate representing the Series A Preferred Stock to the Corporation. Each business date (between the hours of 9:00 a.m. and 5:00 p.m. local time for the holder) on which a Notice of Conversion is telecopied to and received by the Corporation in accordance with the provisions hereof shall be deemed a "CONVERSION DATE". The Corporation will transmit the certificates representing shares of Common Stock issuable upon conversion of any Series A Preferred Stock (together with the certificates representing the Series A Preferred Stock not so converted) to the holders via express courier, by electronic transfer or otherwise within five business days after the Conversion Date if the Corporation has received the original Notice of Conversion and Series A Preferred Stock certificate being so converted by such date, or within five business days after receipt by the Corporation of the original Notice of Conversion and Series A Preferred Stock certificate being so converted. In addition to any other remedies which may be available to the holders, in the event that the Corporation fails for any reason to effect delivery of such shares of Common Stock within such five business day period, the holders will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Corporation whereupon the Corporation and the holders shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. The Notice of Conversion and Series A Preferred Stock representing the portion of the shares converted shall be delivered to the principal office of the Corporation at its then current address.

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                  In the event that the Common Stock issuable upon conversion of the Series A Preferred Stock is not delivered within three business days after the Conversion Date, the Corporation shall pay to the holders, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 aggregate Stated Value of Series A Preferred Stock sought to be converted, Five Hundred ($500)
     Dollars for each of the first 10 calendar days and One Thousand ($1,000) Dollars per calendar day thereafter that the shares of Common Stock due upon conversion are not delivered. Such liquidated damages shall run from the sixth business day after the Conversion Date up until the time that either the Notice of Conversion is revoked or the Common Stock has been delivered, at which time liquidated damages shall cease. Any and all payments required pursuant to this paragraph shall be payable only in immediately available funds to the holders of the Series A Preferred Stock at the addresses indicated in the records of the Corporation. Payment by the Corporation of liquidation damages as set forth herein, shall not relieve the Corporation of its obligation to deliver the shares of Common Stock upon conversion of the Series A Preferred Stock pursuant to the conversion provisions contained herein.

                  d) NO FRACTIONAL SECURITIES. No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any share or shares of Series A Preferred Stock, the Corporation shall pay to such holder, within the time restraints set forth in Section 5 c) above, in cash, the value of such fractional share which value shall be based upon the Closing Bid Price of the Common Stock on the trading day immediately preceding the Conversion Date.

                  e) TAXES. If a holder converts shares of Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of securities of the Corporation to the holder upon the conversion.

                  f) RESERVATION OF SHARES. At all times, the Company shall reserve and keep available out of its authorized but unissued Common Stock solely for issuance upon the conversion of shares of the Series A Preferred Stock as herein provided, such number of shares of Common Stock as, from time to time, shall be issuable upon the conversion of all the shares of the Series A Preferred Stock at the time outstanding. If at any time the number of authorized but unissued shares of Common Stock shall be insufficient to satisfy the conversion rights hereunder, in addition to such other remedies as shall be available to the holder of Series A Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. All shares of Common Stock issued upon due conversion of shares of Series A Preferred Stock shall be validly issued, fully paid and non-assessable.


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                  g) AUTOMATIC CONVERSION. In the event that this Series A
     Preferred Stock has not all been converted prior to the second anniversary of the date the Series A Preferred Stock was issued, then the Series A Preferred Stock shall automatically be converted on the second anniversary of the date the Series A Preferred Stock was issued as if the holder voluntarily elected such conversion in accordance with the procedure, terms and conditions as set forth in this Certificate of Designation.

                  h) CONVERSION LIMITS. Each holder agrees that it shall not convert any portion of the Series A Preferred Stock, which would result in any holder holding, at any time, more than 4.99% of the then outstanding shares of Common Stock. The preceding sentence shall not interfere with any holders right to convert any portion of the Series A Preferred Stock into more than 4.99% of the then outstanding shares of Common Stock in the aggregate, over time, and is not intended to mean that each holder is limited in its conversion to an aggregate total of no more than 4.99% of then outstanding shares of Common Stock. This restriction shall not apply in the event of an automatic conversion pursuant to Section 5 g) above.

                  6. ADJUSTMENTS.

                  a) If the Company shall, at any time or from time to time, declare and pay to the holders of Common Stock a dividend in shares of Common Stock, or the Company shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock the Conversion Price shall be adjusted to equal the price determined by multiplying the Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to the happening of such event and the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after the happening of such event. Such adjustment shall become effective immediately after the opening of business on the day immediately following the record date, in the event of a stock dividend, or the day upon which the subdivision or combination becomes effective, as the case may be.

                  b) If the Company shall, at any time or from time to time after the date on which the Series A Preferred Stock was first issued by the Company, make or issue, or fix a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company, including a distribution of evidence of indebtedness of the Company, other than shares of Common Stock, then, and in each such event, provision shall be made by the Company so that the holders of shares of Series A Preferred Stock shall receive upon conversion thereof, in addition to the shares of Common Stock receivable upon conversion, the amount of those securities of the Company that such holders would have received had their shares of Series A Preferred Stock been converted on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period.


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                  c) If the shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock shall be changed into the same or any different number of shares of any class or any series of any class of capital stock, whether by capital reorganization, reclassification or otherwise, then, and in each such event, the holder of shares of Series A Preferred Stock shall have the right thereafter to convert such shares of Series A Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change.

                  d) Upon any conversion of Series A Preferred Stock pursuant to
     Section 5 above, the shares of Series A Preferred Stock which are converted shall not be reissued. Upon conversion of all of the then outstanding Series A Preferred Stock pursuant to Section 5 above and upon the taking of any action required by law, all matters set forth in this Certificate of Designation shall be eliminated from the Certificate of Incorporation, shares of Series A Preferred Stock shall not be deemed outstanding for any purpose whatsoever and all such shares shall revert to the status of authorized and unissued shares of Preferred Stock.

                  7. VOTING RIGHTS. The holders of record of shares of Series A Preferred Stock shall not be entitled to vote on any matters presented to the stockholders of the Company for approval, except as required by law.

                  8. NO IMPAIRMENT. This Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock against impairment.

                  9. GENERAL PROVISIONS.

                  a) "OUTSTANDING" SECURITIES. The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation, or a subsidiary thereof.

                  b) HEADINGS. The headings of the paragraphs, subparagraphs, clauses, and sub-clauses of this Certificate of Designation are for convenience of reference only and shall not define, limit, or affect any of the provisions hereof.


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                  IN WITNESS WHEREOF, IJNT International, Inc. has caused this certificate to be signed by its Chairman and Secretary, respectively, this 1st day of December, 1998.



                                    /S/ JOHN H. MARPLE
                                    --------------------------------------------
                                    Name:   John H. Marple
                                    Title:     Chairman



                                    /S/ MARY BLAKE
                                    --------------------------------------------
                                    Name:   Mary Blake
                                    Title:     Secretary

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